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                                                                     EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the incorporation of our report dated February 28, 2001 included in Mandalay Resort Group's Annual Report on Form 10-K for the year ended January 31, 2001 into Mandalay's previously filed Form S-8 Registration Statements File Nos. 2-91950, 2-93578, 33-18278, 33-29014, 33-39215, 33-56420, 33-53303, 333-51073, 333-93803, 333-
93805 and 333-47268 and to Mandalay's previously filed Form S-3 Registration Statement File No. 333-60975.

Arthur Andersen LLP

Las Vegas, Nevada
April 27, 2001